Exhibit 99.2

DUKE REALTY CORPORATION AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet

June 30, 2005

(unaudited, in thousands, except par value amounts)

				Use
		FirstCal		Of		Pro
	Historical (A)	Transaction (B)		Proceeds (C)		Forma
ASSETS
Real estate investments:
Land and improvements	$764,069	$(112,681	)(B1)			$651,388
Buildings and tenant improvements	4,873,739	(778,703	)(B1)			4,095,036
Construction in progress	119,667	(2,692	)(B1)			116,975
Investments in unconsolidated companies	301,955					301,955
Land held for development	391,746	(3,794	)(B1)			387,952
	6,451,176	(897,870)		0		5,553,306
Accumulated depreciation	(856,038)	152,223	(B1)			(703,815)
Net real estate investments	5,595,138	(745,647)		0		4,849,491

Cash and cash equivalents	6,487	954,916	(B2)	(553,710	)(C)	407,693
Accounts receivable, net of allowance of $2,011 and $1,238	14,129	(931	)(B1)			13,198
Straight line rent receivable, net of allowance of $1,565 and $1,646	97,091	(10,154	)(B1)			86,937
Receivables on construction contracts, including retentions	75,026	(234	)(B1)			74,792
Deferred financing costs, net of accumulated amortization of $11,749 and $9,006	29,681	(48	)(B1)			29,633
Deferred leasing and other costs, net of accumulated amortization of $106,817 and $88,888	259,782	(17,391	)(B1)			242,391
Escrow deposits and other assets	126,811	(1,589	)(B1)			125,222
	$6,204,145	$178,922		$(553,710)		$5,829,357

LIABILITIES AND SHAREHOLDERS’ EQUITY

Indebtedness:
Secured debt	$204,999	$(255	)(B1)	$(33,710	)(C1)	$171,034
Unsecured notes	2,550,509			(400,000	)(C2)	2,150,509
Unsecured line of credit	120,000			(120,000	)(C3)	0
	2,875,508	(255)		(553,710)		2,321,543

Construction payables and amounts due subcontractors, including retentions	75,762	(547	)(B1)			75,215
Accounts payable	1,272					1,272
Accrued expenses:
Real estate taxes	67,365	(9,181	)(B1)			58,184
Interest	35,944	(130	)(B1)			35,814
Other	39,446	(125	)(B1)			39,321
Other liabilities	124,125	(287	)(B1)			123,838
Tenant security deposits and prepaid rents	37,059	(6,599	)(B1)			30,460
Total liabilities	3,256,481	(17,124)		(553,710)		2,685,647

Minority interest	188,382					188,382

Shareholders’ equity:
Preferred shares ($.01 par value); 5,000 shares authorized; 2,365 shares issued and outstanding.	657,250					657,250
Common shares ($.01 par value); 250,000 shares authorized; 143,509 and 142,894 shares issued and outstanding	1,435					1,435
Additional paid-in capital	2,557,988					2,557,988
Accumulated other comprehensive income (loss)	(25,232)					(25,232)
Distributions in excess of net income	(432,159)	196,046	(B3)			(236,113)
Total shareholders’ equity	2,759,282	196,046		0		2,955,328
	$6,204,145	$178,922		$(553,710)		$5,829,357

See accompanying Notes to Pro Forma Consolidated Financial Statements

DUKE REALTY CORPORATION AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2005

(unaudited, in thousands, except per share amounts)

		FirstCal		Pro
	Historical (a)	Transaction (b)		Forma
RENTAL OPERATIONS:
Revenues:
Rental income from continuing operations	$378,698	$(53,959	)(b1)	$324,739
Equity in earnings of unconsolidated companies	20,890			20,890
	399,588	(53,959)		345,629

Operating expenses:
Rental expenses	86,112	(8,959	)(b1)	77,153
Real estate taxes	45,705	(6,804	)(b1)	38,901
Interest expense	70,835	(5,233	)(b2)	65,602
Depreciation and amortization	126,103	(17,073	)(b1)	109,030
	328,755	(38,069)		290,686

Earnings from continuing rental operations	70,833	(15,890)		54,943

SERVICE OPERATIONS:
Revenues:
General contractor gross revenue	188,424			188,424
General contractor costs	(174,156)			(174,156)
Net general contractor revenue	14,268	0		14,268
Property management, maintenance and leasing fees	8,032			8,032
Construction management and development activity income	20,032			20,032
Other income	3,111			3,111

Total revenue	45,443	0		45,443

Operating expenses	22,260	0		22,260

Earnings from service operations	23,183	0		23,183

General and administrative expense	(13,860)	44	(b1)	(13,816)

Operating income	80,156	(15,846)		64,310

OTHER INCOME (EXPENSE):
Interest income	2,403			2,403
Earnings from sale of land and ownership interests in unconsolidated companies, net of impairment adjustments	3,408			3,408
Other revenue (expense)	(244)			(244)
Other minority interest in earnings of subsidiaries	(66)			(66)
Minority interest in earnings of common unitholders	(5,773)	1,382	(b4)	(4,391)
Income from continuing operations	79,884	(14,464)		65,420

Dividends on preferred shares	(23,240)			(23,240)
Adjustment for redemption of preferred stock	0			0

Net income available for common shareholders	$56,644	$(14,464)		$42,180

Basic net income per common share-continuing operations	$0.40			$0.29

Diluted net income per common share-continuing operations	$0.40			$0.30

Weighted average number of common shares outstanding	143,286			143,286

Weighted average number of common and dilutive potential common shares	157,711			157,711

See accompanying Notes to Pro Forma Consolidated Financial Statements

DUKE REALTY CORPORATION AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2004

(unaudited, in thousands, except per share amounts)

		FirstCal		Pro
	Historical (a)	Transaction (b)		Forma
RENTAL OPERATIONS:
Revenues:
Rental income from continuing operations	$744,065	$(107,438	)(b1)	$636,627
Equity in earnings of unconsolidated companies	21,586			21,586
	765,651	(107,438)		658,213

Operating expenses:
Rental expenses	156,070	(16,915	)(b1)	139,155
Real estate taxes	84,802	(12,842	)(b1)	71,960
Interest expense	135,130	(8,545	)(b3)	126,585
Depreciation and amortization	224,649	(34,235	)(b1)	190,414
	600,651	(72,537)		528,114

Earnings from continuing rental operations	165,000	(34,901)		130,099

SERVICE OPERATIONS:
Revenues:
General contractor gross revenue	357,133			357,133
General contractor costs	(329,545)			(329,545)
Net general contractor revenue	27,588	0		27,588
Property management, maintenance and leasing fees	15,000			15,000
Construction management and development activity income	25,002			25,002
Other income	3,213			3,213

Total revenue	70,803	0		70,803

Operating expenses	46,382			46,382

Earnings from service operations	24,421	0		24,421

General and administrative expense	(26,390)	111	(b1)	(26,279)

Operating income	163,031	(34,790)		128,241

OTHER INCOME (EXPENSE):
Interest income	5,213			5,213
Earnings from sale of land and ownership interests in unconsolidated companies, net of impairment adjustments	10,202			10,202
Other revenue (expense)	(567)			(567)
Other minority interest in earnings of subsidiaries	(1,253)			(1,253)
Minority interest in earnings of common unitholders	(13,425)	3,114	(b4)	(10,311)
Income from continuing operations	163,201	(31,676)		131,525

Dividends on preferred shares	(33,777)			(33,777)
Adjustment for redemption of preferred stock	(3,645)			(3,645)

Net income available for common shareholders	$125,779	$(31,676)		$94,103

Basic net income per common share-continuing operations	$0.89			$0.67

Diluted net income per common share- continuing operations	$0.88			$0.66

Weighted average number of common shares outstanding	141,379			141,379

Weighted average number of common and dilutive potential common shares	157,062			157,062

See accompanying Notes to Pro Forma Consolidated Financial Statements

Duke Realty Corporation and Subsidiaries

Notes to Pro Forma Consolidated Financial Statements

(unaudited)

Note 1: Presentation

On September 29, 2005, Duke Realty Limited Partnership, of which Duke Realty Corporation (the “General Partner”) is the sole general partner, and certain of its affiliated entities completed the sale of a portfolio of 212 real estate properties, consisting of 14.1 million square feet of primarily light distribution and service center properties and approximately 50 acres of undeveloped land, to FirstCal Industrial 2 Acquisitions, LLC (herein after the collective transaction referred to as the “FirstCal Transaction”). As used herein, “we,” “us” and “our” refers collectively to Duke Realty Corporation and its subsidiaries and affiliated entities.

The purchase price totaled $983 million, of which we received net proceeds of $955 million after the settlement of certain liabilities and transaction costs.  Portions of the proceeds were used to pay down $423 million of outstanding debt on our $500 million unsecured line of credit and $400 million term loan.  In addition, we presently expect to pay a special cash dividend to our holders of the General Partner’s common stock of $.90 to $1.20 per share in the fourth quarter of 2005.  However, as of the date of this filing, the amount and timing of the dividend have not been determined. Accordingly, the effects of the special cash dividend are excluded from the accompanying Pro Forma Consolidated Financial Statements.

The accompanying Pro Forma Consolidated Balance Sheet as of June 30, 2005 presents our historical amounts, adjusted for the effects of the FirstCal Transaction, as if such transaction had occurred on June 30, 2005.

The accompanying Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what our actual financial position would have been had the FirstCal Transaction actually occurred on June 30, 2005, nor does it purport to represent our future financial position.

The accompanying Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2005 and the year ended December 31, 2004 present our historical amounts, adjusted for the effects of the FirstCal Transaction, as if it had occurred at January 1, 2004.

The accompanying Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2005 and the year ended December 31, 2004 are unaudited and are not necessarily indicative of what our actual results of operations would have been had the FirstCal Transaction actually occurred at January 1, 2004, nor does it purport to represent our future results of operations.

Duke Realty Corporation and Subsidiaries

Notes to Pro Forma Consolidated Financial Statements

(unaudited)

Note 2: Pro Forma Consolidated Balance Sheet Notes

(A)                              Reflects the consolidated historical balance sheet as of June 30, 2005, as contained in the historical consolidated financial statements and notes thereto presented in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

(B)                                Represents adjustments to reflect the FirstCal Transaction as follows:

(B1)                 Represents the sale of assets and the related accumulated depreciation.

(B2)                 Represents net cash received from the FirstCal Transaction after the settlement of certain liabilities and transaction costs.

(B3)                 Represents adjustments to reflect the effects of the sale of properties and undeveloped land in the FirstCal Transaction of approximately $196 million.

(C)                                Represents use of proceeds as follows:

(C1)                 Represents the application of a portion of net proceeds to repay secured debt associated with properties sold in the FirstCal Transaction.

(C2)                 Represents the application of a portion of net proceeds to repay the entire balance on our $400 million term loan.

(C3)                 Represents the application of a portion of  net proceeds to repay the amount outstanding under our $500 million unsecured line of credit.

Duke Realty Corporation and Subsidiaries

Notes to Pro Forma Consolidated Financial Statements

(unaudited)

Note 3: Pro Forma Consolidated Statements of Operations Notes

(a)                                  Reflects the consolidated results of operations for the six months ended June 30, 2005 and the year ended December 31, 2004, as contained in the historical consolidated financial statements and notes thereto presented in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and our Annual Report on Form 10-K for the year ended December 31, 2004, respectively.

(b)                                 Represents adjustments to reflect the FirstCal Transaction as follows:

(b1)                           Reflects the revenues and expenses of the properties and land sold in connection with the FirstCal Transaction for the six months ended June 30, 2005 and the year ended December 31, 2004.

(b2)                           Reflects adjustments to interest expense to reflect the following: (i) $1.1 million associated with indebtedness secured by the properties that would not have been incurred had the properties been sold at the beginning of the period; (ii) $1.2 million associated with interest expense on a $400 million unsecured term loan that would not have been incurred had the properties been sold at the beginning of the period; and (iii) $2.9 million associated with the interest incurred on our $500 million unsecured credit facility that would not have been incurred had the properties been sold at the beginning of the period.

(b3)                           Reflects adjustments to interest expense to reflect the following: (i) $2.4 million associated with indebtedness secured by the properties that would not have been incurred had the properties been sold at the beginning of the period and (ii) $6.1 million associated with the interest incurred on our $500 million unsecured credit facility that would not have been incurred had the properties been sold at the beginning of the period.

(b4)                           Reflects adjustments to minority interest expense for adjustments to net income noted above.